Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81883, 333-71809, 333-69395, 333-44217 and
333-35569) and Form S-8 (Nos. 333-72965, 333-58345 and  333-41595) of Impax
Laboratories, Inc. of our report dated February 11, 2000, except as to Note 16, which is as of March 23, 2000, relating to the financial statements of Impax Laboratories, Inc. which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2000